UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2009
DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 715-2600
Registrant’s Web site address: www.delta.com
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
     Delta Air Lines, Inc. today issued press release announcing it is planning a private offering of $500 million in aggregate principal amount of senior second lien notes. The press release is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit 99.1 Press Release titled “Delta Air Lines Announces Proposed Private Offering of Senior Second Lien Notes”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.
	By:	/s/ Hank Halter
Hank Halter
Date: September 22, 2009		Senior Vice President and Chief Financial Officer